Exhibit 99.1

APi Group Announces $100 Million Stock Repurchase Program

New Brighton, Minnesota – December 1, 2020 – APi Group Corporation (NYSE: APG) (“APG”, “APi” or the “Company”), today announced that its Board of Directors has authorized a stock repurchase program to purchase up to an aggregate of $100 million of shares of the Company’s common stock. Acquisitions pursuant to the stock repurchase program may be made from time to time through a combination of open market repurchases in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, privately negotiated transactions, accelerated share repurchase transactions, and/or other derivative transactions, at the Company’s discretion, as permitted by securities laws and other legal requirements.

Russ Becker, APi’s President and Chief Executive Officer stated: “2020 has been a year of milestones for the company. We became a listed company on the New York Stock Exchange, we announced and will have closed four acquisitions by year end and we proactively managed the challenges of COVID-19 while executing against our strategic plan and delivering results for our shareholders. As we head towards the end of the year, we remain focused on capitalizing on opportunities in front of us. This authorization reflects the Board’s confidence in the resiliency, growth prospects and strong cash flow generation of our business. Importantly, today’s announcement does not preclude us from pursuing additional accretive acquisitions while maintaining a conservative balance sheet and liquidity profile. We remain confident in our ability to execute on our long-term goals for the business.”

In connection with the stock repurchase program, the Company may enter into Rule 10b5-1 trading plans which would generally permit the Company to repurchase shares at times when it might otherwise be prevented from doing so under the securities laws. The program will expire on December 31, 2021 unless otherwise modified or earlier terminated by the Company’s Board of Directors at any time in its sole discretion.

About APi:

APi is a market-leading business services provider of safety, specialty and industrial services in over 200 locations, primarily in North America and with an expanding platform in Europe. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

Tel: +1 651-604-2773

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this announcement are forward-looking statements which are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts, including expectations regarding (i) its stock repurchase program and M&A agenda, in each case, including its financial capacity to engage in both while maintaining a conservative balance sheet and liquidity profile; (ii) the anticipated expiration date of the repurchase program; (iii) the ability of the Company to consummate any announced acquisitions by year end; (iv) the Company’s ability to execute on its long-term targets, goals and strategies; and (v) the future impact of the preemptive actions the Company took in response to the COVID-19 pandemic. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition and other risks that may affect the Company’s future performance, including the impacts of the COVID-19 pandemic on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) the ability to recognize the anticipated benefits of the Company’s acquisitions, including its ability to successfully integrate and make necessary capital investments to support additional acquisitions, and the Company’s ability to take advantage of strategic opportunities; (iii) changes in applicable laws or regulations; (iv) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (v) the trading price of the Company’s common stock, which may be positively or negatively impacted by the repurchase program, market and economic conditions, including as a result of the COVID-19 pandemic, the availability of Company common stock, the Company’s financial performance or determinations following the date of this announcement in order to use the Company’s funds for other purposes; (vi) the ability of the Company to enter into a Rule 10b5-1 trading plan during an open trading window; and (vii) other risks and uncertainties. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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